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                                                                     Exhibit 3-a

                             AmSouth Bancorporation
                     Restated Certificate of Incorporation

Section I:   Name

             The name of the corporation is AmSouth Bancorporation.

Section II:  Registered Office and Agent

             The address of its registered office in the State of Delaware is 100 West 10th Street, in the City of Wilmington, County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

Section III: Purposes

             The purposes of the corporation are to engage in any lawful acts or activities for which corporations may be organized under the general corporation law of Delaware.

Section IV:  Capital Stock

             (a) The total number of shares of all classes of capital stock which the corporation shall have authority to issue is three hundred and fifty-two million (352,000,000), of which three hundred and fifty million (350,000,000) shares of the par value of $1.00 per share are to be of a class designated "Common Stock," and two million (2,000,000) shares without par value are to be of a class designated "Preferred Stock." The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors, either in whole or in part in one (1) or

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                  more series. There is hereby expressly granted to and vested in the Board of Directors authority to fix and determine by resolution the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights, and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. A certificate setting forth a copy of each such resolution or resolutions and the number of shares of stock of each such class or series may be executed, acknowledged, filed, and recorded in accordance with Delaware General Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares thereof then outstanding), by a certificate likewise executed, acknowledged, filed, and recorded setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.

             (b) The number of authorized shares of any class, including Preferred Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote without the separate vote of holders of Preferred Stock voting as a class.

Section V: By-Laws

           The By-Laws may be made, altered, amended or repealed by the Board of Directors. The books of the corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

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Section VI: Indemnification of Directors, Officers, Employees and Agents

            (1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'
                 fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person
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                 is fairly and reasonably entitled to indemnity for such
                 expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this Section VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, not-withstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

            (4)  Any indemnification under paragraphs (1), (2), and (3) of this
                 Section VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in those paragraphs. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section VI.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, other paragraphs of this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            (7) For purposes of this Section VI, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any
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                 person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

            (8) By action of its Board of Directors, notwithstanding any interest of the Directors in the action, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section VI or of the General Corporation Law of the State of Delaware.

            (9) For purposes of this Section VI, references to the "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section VI.

            (10) The indemnification and advancements of expense provided by, or granted pursuant to, this Section VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
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Section VII: Stockholders Meetings

             (a) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without such a meeting, and the power of the stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied; provided, however, that nothing contained in this Certificate of Incorporation shall be deemed to restrict the power of the Board of Directors or of any of its committees to take any action required or permitted to be taken by them without a meeting, in accordance with applicable provisions of law.

             (b) Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide, but special meetings of the stockholders for any purpose or purposes may be called, upon not less than 10 days' advance written notice, by resolution of the Board of Directors or by the chief executive officer of the corporation or, upon not less than 60 days' advance written notice, by holders of Common Stock entitled to be voted for directors in an amount not less than a majority of the number of shares of Common Stock of the corporation issued, outstanding and entitled to vote.

             (c) Elections of directors need not be by written ballot unless the by-laws so provide.

             (d) Notwithstanding any provision of the Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of 67 percent of the outstanding shares of capital stock of the corporation entitled to vote for the election of directors shall be required to amend or repeal any provision of this
                  Section VII or to adopt any provision inconsistent with this
                  Section VII.

Section VIII: Certain Business Combinations

             (1)  Any other provision of this certificate of incorporation to the contrary notwithstanding, the affirmative vote of the
                  holders of not less than 80 percent of the outstanding shares of capital stock of the corporation entitled to vote generally
                  (the "voting stock") and the affirmative vote of the holders of not less than 67 percent of the voting stock held by
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                 stockholders other than the Interested Stockholder (as
                 hereinafter defined) involved in the Business Combination (as hereinafter defined) shall be required for the approval or authorization of any Business Combination, or of any series of related transactions which, if taken together, would constitute a Business Combination, with any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. In addition, in any Business Combination of a Subsidiary (as hereinafter defined) with an Interested Stockholder the voting provisions contained hereinabove shall apply in order for the corporation to cause the Subsidiary to approve or authorize such Business Combination.

            (2) The provisions of paragraph (1) of this Section VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following subparagraphs (a) or (b) are met:

                 (a) A Majority of the Continuing Directors (as hereinafter defined) of the corporation (i) has expressly approved in advance the acquisition of voting stock of the corporation that caused the Interested Stockholder involved in the Business Combination to become an Interested Stockholder, or (ii) has approved the Business Combination; or

                 (b)  All of the following conditions shall have been met:

                      (i) The aggregate amount of (I) cash and (II) the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock of the corporation in such Business Combination shall be at least equal to the highest amount determined under the following subclauses (A) through (G), inclusive (taking into account all recapitalizations, stock dividends, stock splits, and like distributions):

                            (A)  The highest per share price (including any
                                 brokerage commissions, transfer taxes, and
                                 soliciting dealers' fees) ("Purchase Price")
                                 paid by the Interested Stockholder for any
                                 share of Common Stock acquired by it (whether
                                 or not an Interested Stockholder at the time of
                                 acquisition)
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                                within the two-year period immediately prior to
                                the first public announcement of the proposal of the Business Combination (the "Announcement Date");

                           (B)  The highest Purchase Price paid by the
                                Interested Stockholder in the transaction or transactions by which it became an Interested Stockholder;

                           (C)  The highest Purchase Price paid by the
                                Interested Stockholder on the Announcement Date;

                           (D)  The highest Purchase Price paid by the
                                Interested Stockholder during the period from the Announcement Date through the date of consummation of the Business Combination;

                           (E) The highest Fair Market Value per share of the Common Stock of the corporation on the Announcement Date;

                           (F) The highest Fair Market Value per share of the Common Stock of the corporation on the date on which the Interested Stockholder first became an Interested Stockholder; or

                           (G) The book value per share of the Common Stock of the corporation on the last day of the month coinciding with or immediately prior to the Announcement Date.

                           As used above in this paragraph (2)(b)(i), the term "consideration other than cash to be received" shall include, without limitation, in the event of a Business Combination in which the corporation is the surviving corporation, Common Stock or other voting stock of the corporation retained by its stockholders of record immediately prior to the consummation of the Business Combination who are not the Interested Stockholder involved in the Business Combination. In addition, assignments or transfers of Common Stock of the corporation between Associates or Affiliates (as those terms are hereinafter defined) prior to a Business Combination involving one of them as an Interested Stockholder shall not be construed to reduce the highest Purchase Price paid by the Interested Stockholder involved in the Business Combination in
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                           acquiring any holdings of the corporation's Common
                           Stock.

                    (ii) The consideration to be received by holders of outstanding Common Stock of the corporation shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such Common Stock. If the Interested Stockholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for such Common Stock shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by it.

                    (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, except as approved by a Majority of the Continuing Directors, there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock.

                    (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to holders of the Common Stock of the corporation at least 30 days prior to the meeting at which the Business Combination will be voted upon (whether or not such proxy or

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                           information statement is required to be mailed
                           pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the cover page thereof a statement as to how members of the Board of Directors of the corporation voted on the proposal in question and any recommendation as to the advisability or inadvisability of the Business Combination that any director wishes to make, and shall also contain the opinion of a reputable national investment banking firm as to the fairness of the terms of the Business Combination, from the point of view of the holders of Common Stock other than the Interested Stockholder (such investment banking firm to be engaged solely on behalf of the said holders, to be paid a reasonable fee for its services by the corporation upon receipt of such opinion and to be an investment banking firm which has not previously been associated with the Interested Stockholder).

            (3)  For purposes of this Section VIII:

                (a) "Affiliate", used to indicate a relationship with any person, means a person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term shall be construed in accordance with Rule 12b-2 under the Securities Exchange Act of 1934 and interpretations thereof as of February 16, 1984 ("Rule 12b-2").

                (b) "Associate", used to indicate a relationship with any person, means (1) any firm, corporation or other entity (other than the corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person. The term shall be construed in accordance with Rule 12b-2.

                (c)  "Beneficial Owner" means, as applied to Common Stock of the corporation, that the person is deemed to "beneficially
                     own", as defined on February 16, 1984, in Rule 13d-3 under the Securities Exchange Act of 1934, all shares:
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                    (i)   which such person or any of his, her, or its
                          Affiliates or Associates beneficially owns, directly or indirectly; or

                    (ii) which such person or any of his, her, or its Affiliates or Associates has, directly or indirectly,
                          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of his, her or its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing or any shares of Common Stock.

                (d) "Business Combination" means (i) any Reorganization (as hereinafter defined) of the corporation or a Subsidiary with or into an Interested Stockholder, or any other person (whether or not itself an Interested Stockholder) which is, or after such Reorganization would be, an Affiliate of an Interested Stockholder, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, (in one transaction or a series of transactions) of all or any Substantial Part (as hereinafter defined) of the assets either of the corporation or of a Subsidiary, or both, to an Interested Stockholder or any Affiliate of any Interested Stockholder, (iii) any Reorganization of an Interested Stockholder or any other person (whether or not itself an Interested Stockholder) which is, or after such Reorganization would be, an Affiliate of an Interested Stockholder, with or into the corporation or a Subsidiary,
                    (iv) any sale, lease, exchange, transfer, or other disposition of all or any Substantial Part of the assets of an Interested Stockholder or any Affiliate of any Interested Stockholder to the corporation or a Subsidiary, (v) the issuance of any securities of the corporation or a Subsidiary to an Interested Stockholder or any Affiliate of any Interested Stockholder except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock, (vi) any reclassification of securities (including
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                    a reverse stock split) or any other recaptialization that
                    would have the effect of increasing the voting power of an Interested Stockholder or any Affiliate of any Interested Stockholder, (vii) the adoption of any plan or proposal for the liquidation or dissolution of the corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder and (viii) any agreement, contract, plan or other arrangement providing for any of the transactions described in this definition of Business Combination.

                (e) "Continuing Director" means a director of the corporation at the time of the vote or determination provided for in paragraphs (2)(a), (3)(f) or (3)(1), who was a member of the Board of Directors of the corporation immediately prior to the earliest time that (i) any Interested Stockholder involved in a Business Combination or (ii) any Interested Stockholder who is (A) a Predecessor (as hereinafter defined) to such Interested Stockholder or (B) an assignor of beneficial ownership in the corporation to such an Interested Stockholder or to its Predecessor or Predecessors, became an Interested Stockholder.

                (f) "Fair Market Value" means (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the closing sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automatic Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a Majority (as hereinafter defined) of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a Majority of the Continuing Directors.

                (g) "Interested Stockholder" means any person other than (i)
                    the corporation, (ii) any Subsidiary (unless the stock thereof not owned by the corporation is owned by an Interested Stockholder), (iii) any employee benefit plan of the
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                    corporation or of any Subsidiary or the trustees or
                    fiduciaries of such a plan acting in that capacity, or (iv) either the corporation or any Subsidiary acting as trustee or in a similar fiduciary capacity who or which:

                    (i) is the Beneficial Owner, directly or indirectly, of more than 10% of the then outstanding Common Stock; or

                    (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

                    (iii) is an assignee of or has otherwise succeeded to any
                          shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3)(c)(ii)(A) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                (h) "Majority", as applied to Continuing Directors, means that number which constitutes a majority of the members of the Board of Directors of the corporation immediately prior to the earliest time that (i) any Interested Stockholder involved in the Business Combination or (ii) any Interested Stockholder who is (A) a Predecessor to such Interested Stockholder or (B) an assignor of beneficial ownership in the corporation to such an Interested Stockholder or to its Predecessor or Predecessors, became an Interested Stockholder.

                (i) the term "person" means any individual, corporation, partnership, association, trust or other entity.

                (j) "Predecessor" means each person or other entity (i) to which the subject Interested Stockholder is a successor by merger,
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                      consolidation, sale and purchase of substantially all of
                      the assets thereof, or other reorganization or (ii) which assigned or transferred beneficial ownership of voting stock of the corporation to the subject Interested Stockholder, directly or indirectly, whether through successive transactions or otherwise.

                (k) "Reorganization" means a merger, consolidation, plan of exchange, sale of all or substantially all of the assets or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

                (l) "Substantial Part" means more than 20 percent of the fair market value of the total assets of the corporation or person in question, as determined in good faith by a Majority of the Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                (m) "Subsidiary" means any corporation, national banking association or other entity of which a majority of any class of equity security is owned, directly or indirectly, by the corporation unless owned solely as trustee or in some other similar fiduciary capacity.

           (4) Nothing contained in this Section VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation or duty of fairness imposed by law or to adversely affect the rights of stockholders who are not Interested Stockholders under applicable principles of law and equity, including without limitation, those rights under the laws of the states of domicile of such stockholders, federal securities or other applicable laws, or the laws and regulations applicable to any banking subsidiaries of the corporation.

           (5) Notwithstanding any provisions of this certificate of incorporation of the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of not less than 80 percent of the outstanding shares of the voting stock and the affirmative vote of the holders of not less than 67 percent of the voting stock held by stockholders other than an Interested Stockholder shall be required to amend or repeal any provision of this Section VIII or to adopt any provision inconsistent with this Section VIII.

Section IX: Reservation of Right to Amend

            Except as may be otherwise provided in Sections VII, VIII or XI hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Section X: Limitation of Director Liability

            No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section XI: Board of Directors

            (1) Commencing with the election of directors at the annual meeting of shareholders in 1988, the Directors shall be divided, with respect to the terms for which they severally hold office, into three classes (I, II and III) and, as determined by the Board of Directors, each such class, as nearly as possible, shall have the same number of directors. At the annual meeting of shareholders in 1988, Directors of Class I shall be elected to hold officer for a term expiring at the 1989 annual meeting of shareholders; Directors of Class II shall be elected to hold office for a term expiring at the 1990 annual meeting of shareholders; and Directors of Class III shall be elected to hold office for a term expiring at the 1991 annual meeting of shareholders. At each annual meeting of the shareholders held after 1988, the directors elected to succeed those whose terms have expired at such annual meeting, other than those directors elected under specified circumstances by a separate class vote of the holders of any class or series of Preferred Stock as defined in Section IV of the Restated Certificate of Incorporation, shall then be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting after such election. In all cases, directors shall hold office until their respective successors are elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent Director.

           (2) Subject to the provisions of paragraph (5) of this Section XI relating to the rights of the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, to elect additional directors under specified circumstances by a separate class vote, the number of directors of the corporation shall be fixed from time to time by or pursuant to the by-laws of the corporation.

           (3) Subject to the provisions of paragraph (5) of this Section XI:

               (a) newly created directorships resulting from an increase in the number of directors shall be filled by the affirmative vote of the majority of the directors then in office who have been elected by the holders of the capital stock of the corporation entitled to vote generally for the election of directors, although less than a quorum or, in the event that there is only one such director, by such sole remaining director. The Board shall specify the class for which a director elected to fill a newly created directorship shall serve, and a director so elected shall hold office for the full term of the class of directors in which the new directorship was created and until his successor shall be elected and qualified;

               (b) vacancies resulting from resignation, retirement,
                   disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the directors then remaining in office who have been elected by the holders of the capital stock of the corporation entitled to vote generally for the election of directors, although less than a quorum or, in the event that there is only one such director, by such sole remaining director. A director elected to fill such a vacancy shall hold office for the full term of the class in which the vacancy occurred and until his successor shall be elected and qualified.

           (4) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class; provided, however, that this paragraph shall not apply to directors elected under specified circumstances by a separate class vote of the holders of any class or series of Preferred Stock as defined in
               Section IV of the Restated Certificate of Incorporation.

           (5) In the event that the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, are entitled, under specified circumstances by a separate class vote, to elect directors pursuant to the terms of such class or series, then the provisions of such class or series of Preferred Stock with respect to such rights of election shall apply to the election of such directors. The number of directors that may be elected by the holders of any class or series of such Preferred Stock shall be in addition to the number fixed by or pursuant to Paragraph (2) of this Section XI. Except as otherwise expressly provided in the terms of such class or series of such Preferred Stock, the number of directors that may be so elected by the holders of any such class or series of such Preferred Stock shall be elected for terms expiring at the next annual meeting of shareholders and without regard to the classification of the remaining members of the Board of Directors, and vacancies among directors so elected under specified circumstances by a separate class vote of any such class or series of such Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such class or series, or, in the event that there is only one such director, by such sole remaining director, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected directors.

           If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.

           (6) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required to alter, amend or repeal any provisions within this Section or adopt any provisions in this Restated Certificate of Incorporation inconsistent with this Section.